UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2016 (July 7, 2016)

Precision Aerospace Components, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-30185

Delaware	20-4763096
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

351 Camer Dr. Bensalem, PA	19020
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (718) 356-1500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On January 16, 2015 (the "Effective Date"), Precision Aerospace Components, Inc., (the "Company") together with its wholly owned subsidiaries, Freundlich Supply Company, Inc., Tiger-Tight Corp., Aero-Missile Components, Inc., and Creative Assembly Systems (the "Subsidiaries"), entered into a Stock Purchase Agreement by and among C3 Capital Partners III, L.P. ("C3") and Precision Group Holdings LLC ("Holdings") (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, Holdings and C3 agreed to purchase a total of 673,780,414 restricted shares of Common Stock for an aggregate purchase price of $500,000.00 in two installments (the "First Closing" and the "Second Closing"). The First Closing occurred on the Effective Date resulting in an issuance of 21,003,714 shares of restricted Common Stock to C3 for a purchase price of $116,571.00 and 56,787,820 shares of restricted Common Stock to Holdings for a purchase price of $315,172.00.

In addition, pursuant to the Securities Purchase Agreement by and among C3 and the Company and its Subsidiaries, dated January 16, 2015 (the "Securities Purchase Agreement"), on the Effective Date, the Company issued 8 million restricted shares of Common Stock to C3. In addition, pursuant to the Securities Purchase Agreement, the Company was obligated to issue an additional number of shares of unregistered Common Stock to C3 at the Second Closing that, together with the initial issuance of 8 million shares, would cause C3 to have received 8% of the total Common Stock of Precision after the Second Closing (collectively, the "Granted Equity").

In order to effectuate the Second Closing, the Company amended its certificate of incorporation ("Certificate Amendment") to increase the authorized shares of Common Stock from 100,000,000 shares to 800,000,000 shares on June 17, 2016. The Certificate Amendment was approved by the Company's Shareholders on June 6, 2016.

On July 7, 2016, the Company completed the Second Closing. Pursuant to the Stock Purchase Agreement, the Company issued 435,071,882 shares of restricted Common Stock to Holdings for a purchase price of $49,828.00 and 160,916,998 shares of restricted Common Stock to C3 for a purchase price of $18,429.00. In addition, on July 7, 2016, pursuant to the Securities Purchase Agreement, the Company issued 51,825,111 shares of restricted Common Stock to C3.

The issuance and sale of the restricted shares of Common Stock in each installment was a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Aerospace Components, Inc. (Registrant)

Dated: July 8, 2016	By:	/s/ John F. Wachter
	Name:	John F. Wachter
	Title:	Chairman of the Board of Directors

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